Exhibit 99.1
For More Information Contact:
Investors:
Damon Wright
(714) 382-5013
damon.wright@ingrammicro.com
INGRAM MICRO REPORTS THIRD QUARTER FINANCIAL RESULTS

IRVINE, CA, Oct. 27, 2016 - Ingram Micro Inc. (NYSE: IM) today announced financial results for the third quarter ended Oct. 1, 2016.
“During the third quarter of this year we continued to deliver robust improvement in gross and operating margins leading to the strongest earnings per share for a third quarter in more than a decade,” said Alain Monié, Ingram Micro CEO. “We see further stabilization in market demand across most of the globe and our teams continue to leverage our investments in productivity and services to deliver improved bottom line results and growth in a number of areas as we benefit from the broadest solutions portfolio and widest geographic reach in the industry.”
Monié added, “We continue to make progress on our transaction to join the HNA Group and remain on track to close this year.”

Third Quarter Results of Operations
Worldwide 2016 third quarter sales of $10.2 billion decreased 3 percent in USD, with gross margin increasing 69 basis points year-over-year to 7.0 percent. This compares to sales of $10.5 billion with gross margin of 6.31 percent in the 2015 third quarter. The translation of foreign currencies versus last year had a negative impact of 1 percentage point on worldwide sales. Additionally, 2016 third quarter worldwide sales were negatively impacted versus last year by nearly $120 million, or 1 percent, related to the company negotiating a favorable change in contract terms with some customers in Europe, which leads to recognizing these sales on a net versus a gross basis as the company did in the third quarter of last year. Recent acquisitions contributed approximately 2 percentage points of growth to 2016 third quarter worldwide sales. Strong gross margin expansion was the result of a focus on driving a better mix of higher value sales, including increased contribution from services, as well as from recent acquisitions.
2016 third quarter GAAP operating income was $137 million, or 1.34 percent of revenue, compared to 2015 third quarter GAAP operating income of $119 million, or 1.14 percent of revenue. 2016 third quarter GAAP earnings per diluted share were 52 cents, compared to GAAP earnings per diluted share of 42 cents in the year-earlier period.
2016 third quarter non-GAAP operating income was $177 million, or 1.73 percent of revenue, a 13 basis point increase when compared to 2015 third quarter non-GAAP operating income of $169 million, or 1.60 percent of revenue. 2016 third quarter non-GAAP earnings per diluted share were up 6 percent to 71 cents, when compared to non-GAAP earnings per diluted share of 67 cents in the year-earlier period. Compared to the same period in 2015, the translation of foreign currencies negatively impacted 2016 third quarter non-GAAP earnings by 1 cent per diluted share. A better mix of high value business and solid operating leverage across most regions more than offset continued strategic investments.

On a GAAP basis, return on invested capital for the trailing 12 months was 7.7 percent compared to 6.3 percent in the 2015 third quarter. On a non-GAAP basis, return on invested capital for the trailing 12 month period was 10.9 percent, more than 300 basis points above the company weighted average cost of capital, and up compared to 10.6 percent in the similar trailing 12 month period last year.

Conference Call and Webcast
As noted in the press release issued on February 17, 2016, due to the company’s pending acquisition by Tianjin Tianhai whereby the company will join HNA Group, the company will not be holding a conference call to discuss its 2016 third quarter financial results nor will it be providing a financial outlook.

Non-GAAP Disclosures
In addition to GAAP results, Ingram Micro is reporting non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP return on invested capital. These non-GAAP measures exclude charges associated with reorganization, acquisitions, integration and transition costs, including those associated with the company’s previously announced cost savings programs, and the amortization of intangible assets. These non-GAAP financial measures also exclude a benefit in the fourth quarter of 2014 related to the receipt of an LCD flat panel class action settlement, a charge in the 2015 second and fourth quarters related to an impairment of internally developed software resulting from the company’s decision to stop its global ERP deployment, a charge in the 2015 third quarter for an estimated settlement of employee related taxes assessed in Europe, a loss on the sale of affiliate and a gain related to a legal settlement in the 2016 second quarter. Non-GAAP net income and non-GAAP earnings per diluted share also exclude the impact of foreign exchange gains or losses related to the translation effect on Euro-based inventory purchases in Ingram Micro’s pan-European entity.

            The non-GAAP measures noted above are primary indicators that Ingram Micro’s management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations and operating segments. Ingram Micro’s management believes these non-GAAP financial measures are useful because they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Ingram Micro’s business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently.  The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP.

            A reconciliation of GAAP to non-GAAP financial measures for the periods presented is attached to this press release.

About Ingram Micro Inc.
Ingram Micro helps businesses realize the promise of technology™. It delivers a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, mobility, cloud, and supply chain solutions enables its business partners to operate efficiently and successfully in the markets they serve. More at www.ingrammicro.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
            The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (2) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (3) failure to retain and recruit key personnel would harm our ability to meet key objectives; (4) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches, or other cyber-attacks and security risks to our associates, could adversely disrupt our business and harm our reputation and net sales; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) we may become involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) our acquisition by Tianjin Tianhai / the HNA Group may not be timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees.  We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10-K.

# # #

© 2016 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Ingram Micro Inc.
Consolidated Balance Sheet
(Amounts in 000s)
(Unaudited)

	October 1, 2016	January 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$689,076	$935,267
Trade accounts receivable, net	5,270,505	5,663,754
Inventory	3,839,219	3,457,016
Other current assets	556,152	475,813
Total current assets	10,354,952	10,531,850
Property and equipment, net	384,610	381,414
Goodwill	946,289	843,001
Intangible assets, net	429,035	374,674
Other assets	179,055	169,750
Total assets	$12,293,941	$12,300,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,024,197	$6,353,511
Accrued expenses	639,727	620,501
Short-term debt and current maturities of long-term debt	534,213	134,103
Total current liabilities	7,198,137	7,108,115
Long-term debt, less current maturities	792,576	1,090,702
Other liabilities	162,436	134,086
Total liabilities	8,153,149	8,332,903
Stockholders’ equity	4,140,792	3,967,786
Total liabilities and stockholders’ equity	$12,293,941	$12,300,689

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	October 1, 2016	October 3, 2015

Net sales	$10,226,826	$10,515,880
Cost of sales	9,511,447	9,852,297
Gross profit	715,379	663,583
Operating expenses:
Selling, general and administrative	550,270	510,990
Amortization of intangible assets	20,574	14,206
Reorganization costs	7,471	18,958
	578,315	544,154
Income from operations	137,064	119,429
Other expense (income):
Interest income	(1,956)	(991)
Interest expense	19,640	18,429
Net foreign currency exchange loss	3,728	12,264
Other	3,020	313
	24,432	30,015
Income before income taxes	112,632	89,414
Provision for income taxes	34,109	24,492
Net income	$78,523	$64,922
Diluted earnings per share	$0.52	$0.42
Diluted weighted average shares outstanding	151,918	154,742

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended
	October 1, 2016	October 3, 2015

Net sales	$29,686,033	$31,713,584
Cost of sales	27,620,012	29,775,715
Gross profit	2,066,021	1,937,869
Operating expenses:
Selling, general and administrative	1,673,279	1,526,340
Amortization of intangible assets	73,220	47,226
Reorganization costs	31,727	29,234
Impairment of internally developed software	—	115,856
Loss on sale of affiliate	14,878	—
	1,793,104	1,718,656
Income from operations	272,917	219,213
Other expense (income):
Interest income	(5,214)	(2,650)
Interest expense	58,264	61,799
Net foreign currency exchange loss	12,842	26,540
Other	10,218	7,256
	76,110	92,945
Income before income taxes	196,807	126,268
Provision for income taxes	61,733	52,364
Net income	$135,074	$73,904
Diluted earnings per share	$0.89	$0.47
Diluted weighted average shares outstanding	151,836	158,016

Ingram Micro Inc.
Consolidated Statement of Cash Flows
(Amounts in 000s)
(Unaudited)

	Thirty-nine Weeks Ended
	October 1, 2016	October 3, 2015
Cash flows from operating activities:
Net income	$135,074	$73,904
Adjustments to reconcile net income to cash (used) provided by operating activities:
Depreciation and amortization	151,374	113,435
Stock-based compensation	29,564	28,291
Excess tax benefit from stock-based compensation	(8,437)	(4,334)
Gain on sale of property and equipment	(1,606)	(272)
Impairment of internally developed software	—	115,856
Loss on sale of affiliate	14,878	—
Noncash charges for interest and bond discount amortization	2,500	2,212
Deferred income taxes	(1,152)	1,553
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	529,205	1,078,501
Inventory	(355,948)	400,880
Other current assets	(63,572)	(107,241)
Accounts payable	(400,839)	(663,616)
Change in book overdrafts	(61,653)	(70,825)
Accrued expenses	(106,288)	(2,463)
Cash (used) provided by operating activities	(136,900)	965,881
Cash flows from investing activities:
Capital expenditures	(80,229)	(99,022)
Sale of marketable securities, net	4,700	5,000
Proceeds from sale of property and equipment	1,237	1,145
Proceeds from sale of affiliate	27,847	—
Acquisitions, net of cash acquired	(173,311)	(100,855)
Cash used by investing activities	(219,756)	(193,732)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,296	10,279
Repurchase of Class A Common Stock	—	(205,608)
Excess tax benefit from stock-based compensation	8,437	4,334
Other consideration for acquisitions	(2,091)	(2,358)
Dividends paid to shareholders	—	(15,196)
Net proceeds from (repayments of) revolving and other credit facilities	87,160	(301,156)
Cash provided (used) by financing activities	96,802	(509,705)
Effect of exchange rate changes on cash and cash equivalents	13,663	(9,904)
Increase (decrease) in cash and cash equivalents	(246,191)	252,540
Cash and cash equivalents, beginning of period	935,267	692,777
Cash and cash equivalents, end of period	$689,076	$945,317

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Thirteen Weeks Ended October 1, 2016
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Consolidated Total

Net Sales	$4,522.0	$2,748.2	$2,318.2	$638.4	$—	$10,226.8

GAAP Operating Income	$91.7	$2.5	$41.0	$11.6	$(9.7)	$137.1
Reorganization, integration and transition costs	11.8	5.6	0.0	1.5	—	18.9
Amortization of intangible assets	10.2	8.7	1.8	(0.1)	—	20.6
Non-GAAP Operating Income	$113.7	$16.8	$42.8	$13.0	$(9.7)	$176.6

GAAP Operating Margin	2.03%	0.09%	1.77%	1.82%		1.34%
Non-GAAP Operating Margin	2.51%	0.61%	1.85%	2.04%		1.73%

	Thirteen Weeks Ended October 3, 2015
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Consolidated Total

Net Sales	$4,477.1	$2,928.5	$2,528.1	$582.2	$—	$10,515.9

GAAP Operating Income	$88.7	$2.6	$31.8	$7.1	$(10.8)	$119.4
Reorganization, integration and transition costs	14.3	7.7	7.0	1.3	—	30.3
Amortization of intangible assets	8.1	3.2	2.0	0.9	—	14.2
Estimated settlement of employee related taxes	—	4.7	—	—	—	4.7
Non-GAAP Operating Income	$111.1	$18.2	$40.8	$9.3	$(10.8)	$168.6

GAAP Operating Margin	1.98%	0.09%	1.26%	1.21%		1.14%
Non-GAAP Operating Margin	2.48%	0.62%	1.61%	1.59%		1.60%

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Thirty-nine Weeks Ended October 1, 2016
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Impairment of Internally Developed Software	Loss on Sale of Affiliate	Consolidated Total

Net Sales	$12,837.7	$8,189.5	$6,769.7	$1,889.1	$—	$—	$—	$29,686.0

GAAP Operating Income (Loss)	$219.1	$(21.2)	$94.9	$24.6	$(29.6)	$—	$(14.9)	$272.9
Reorganization, integration and transition costs	45.7	26.7	1.2	4.2	—	—	—	77.8
Amortization of intangible assets	35.9	28.0	5.8	3.6	—	—	—	73.3
Loss on sale of affiliate	—	—	—	—	—	—	14.9	14.9
Settlement of a class action lawsuit	(3.8)	—	—	—	—	—	—	(3.8)
Non-GAAP Operating Income	$296.9	$33.5	$101.9	$32.4	$(29.6)	$—	$—	$435.1

GAAP Operating Margin	1.71%	(0.26)%	1.40%	1.30%				0.92%
Non-GAAP Operating Margin	2.31%	0.41%	1.51%	1.72%				1.47%

	Thirty-nine Weeks Ended October 3, 2015
	North America	Europe	Asia-Pacific	Latin America	Stock-based Compensation	Impairment of Internally Developed Software		Consolidated Total

Net Sales	$13,537.2	$8,857.8	$7,553.9	$1,764.7	$—	$—		$31,713.6

GAAP Operating Income	$223.6	$20.9	$94.4	$24.5	$(28.3)	$(115.9)		$219.2
Reorganization, integration and transition costs	28.6	15.9	9.3	3.5	—	—		57.3
Amortization of intangible assets	28.9	11.3	5.7	1.3	—	—		47.2
Estimated settlement of employee related taxes	—	4.7	—	—	—	—		4.7
Impairment of internally developed software	—	—	—	—	—	115.9		115.9
Non-GAAP Operating Income	$281.1	$52.8	$109.4	$29.3	$(28.3)	$—		$444.3

GAAP Operating Margin	1.65%	0.24%	1.25%	1.39%				0.69%
Non-GAAP Operating Margin	2.08%	0.60%	1.45%	1.66%				1.40%

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Thirteen Weeks Ended October 1, 2016
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$78.5	$0.52
Reorganization, integration and transition costs	13.4	0.09
Amortization of intangible assets	14.6	0.09
Pan-Europe foreign currency exchange loss	0.9	0.01
Non-GAAP Financial Measure	$107.4	$0.71

	Thirteen Weeks Ended October 3, 2015
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$64.9	$0.42
Reorganization, integration and transition costs	22.4	0.15
Amortization of intangible assets	10.5	0.07
Estimated settlement of employee related taxes	3.5	0.02
Pan-Europe foreign currency exchange loss	1.7	0.01
Non-GAAP Financial Measure	$103.0	$0.67

(a)
Amounts above are net of applicable income taxes and per share impacts are calculated by dividing net income amount by the diluted weighted average shares outstanding of 151.9 and 154.7 for the thirteen weeks ended October 1, 2016 and October 3, 2015, respectively.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended October 1, 2016
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$135.1	$0.89
Reorganization, integration and transition costs	56.0	0.37
Amortization of intangible assets	52.3	0.34
Loss on sale of affiliate	10.2	0.07
Settlement of a class action lawsuit	(2.6)	(0.02)
Pan-Europe foreign currency exchange loss	1.1	0.01
Non-GAAP Financial Measure	$252.1	$1.66

	Thirty-nine Weeks Ended October 3, 2015
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$73.9	$0.47
Reorganization, integration and transition costs	42.1	0.27
Amortization of intangible assets	34.4	0.22
Estimated settlement of employee related taxes	3.5	0.02
Impairment of internally developed software	99.7	0.63
Pan-Europe foreign currency exchange loss	5.2	0.03
Non-GAAP Financial Measure	$258.8	$1.64

(a)
Amounts above are net of applicable income taxes and per share impacts are calculated by dividing net income amount by the diluted weighted average shares outstanding of 151.8 and 158.0 for the thirty-nine weeks ended October 1, 2016 and October 3, 2015, respectively.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions)
(Unaudited)

	Fifty-two Weeks Ended October 1, 2016
	As Reported Under GAAP	Special Items*	Non-GAAP Financial Measure

Income from operations	$469.0	$205.3	$674.3

Effective tax rate	28.0%	31.9%	29.2%

NOPAT (a)	$337.5	$139.9	$477.4

Average invested capital (b)	$4,370.9		$4,370.9

Return on invested capital (c)	7.7%		10.9%

(a)
NOPAT is net operating profit after tax for the trailing twelve month period ended October 1, 2016, and is calculated by reducing income from operations by the effective tax rate for the period (provision for income taxes divided by income before income taxes).

(b)	Average invested capital equals the average of equity plus debt less cash as of the beginning and end of each quarter in the period.

(c)	Return on invested capital is defined as the trailing twelve months net operating profit after tax divided by the average invested capital.

* Special items include reorganization, acquisitions, integration and transition costs, including those associated with the company's previously announced cost savings programs, and the amortization of intangible assets. They also include a loss of $15 million on the sale of affiliate, a gain of $4 million related to a legal settlement and a charge of $5 million related to an impairment of internally developed software.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions)
(Unaudited)

	Fifty-three Weeks Ended October 3, 2015
	As Reported Under GAAP	Special Items*	Non-GAAP Financial Measure

Income from operations	$420.2	$270.6	$690.8

Effective tax rate	30.0%	24.8%	28.0%

NOPAT (a)	$294.2	$203.4	$497.6

Average invested capital (b)	$4,687.4		$4,687.4

Return on invested capital (c)	6.3%		10.6%

(a)
NOPAT is net operating profit after tax for the trailing twelve month period ended October 3, 2015, and is calculated by reducing income from operations by the effective tax rate for the period (provision for income taxes divided by income before income taxes).

(b)	Average invested capital equals the average of equity plus debt less cash as of the beginning and end of each quarter in the period.

(c)	Return on invested capital is defined as the trailing twelve months net operating profit after tax divided by the average invested capital.

* Special items include reorganization, acquisitions, integration and transition costs, including those associated with the company's previously announced cost savings programs, and the amortization of intangible assets. They also include a charge of $5 million for an estimated settlement of employee benefit taxes assessed in Europe, a charge of $116 million related to an impairment of internally developed software resulting from the company's decision to stop its global ERP deployment and a benefit of $3 million related to the receipt of an LCD flat panel class action settlement in 2014.